UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Neuberger Berman Next Generation Connectivity Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Your Vote is Important!
Act Now and Defend Your Investment!

•	We urge you to support your Fund’s nominees who are focused on the best interests of ALL stockholders and dedicated to enhancing the value of your investment.

•	The three incumbent Board nominees are experienced, knowledgeable, and have consistently acted in the best interests of ALL stockholders.

•	The Board of your Fund is committed to creating sustainable, long-term performance in pursuit of your Fund’s stated investment objectives for all stockholders.

•	Saba Capital Master Fund Ltd. (“Saba”), an opportunistic hedge fund, has submitted a nominee for election as a director on your Fund’s Board.

•	Your Fund’s Board believes that Saba is focused only on its own interests, not the interests of all stockholders.

•	Unlike prior years, stockholders may receive multiple proxy cards this year. It is important that you vote and return all WHITE proxy cards and DO NOT return any GOLD proxy card(s) sent by Saba.

We Plan to Vigorously Defend YOUR FUND!
_______________________________
Your Fund has retained EQ Fund Solutions, (“EQ”) as its proxy solicitor.  If representatives of EQ call you, they will clearly identify themselves as the proxy solicitor for the Fund.
We urge you to VOTE FOR THE RE-ELECTION OF YOUR FUND'S NOMINEES (PROPOSAL 1) by filling out and signing the enclosed WHITE PROXY CARD and returning it to us in the enclosed postage-paid envelope or voting online or by phone using the instructions on the WHITE PROXY CARD.  Do not vote for the Saba nominee or sign or return any proxy card sent to you by Saba.
YOUR FUND NEEDS ALL OF ITS STOCKHOLDERS TO VOTE – NOT VOTING HELPS DISSIDENT SABA AND WE BELIEVE WILL NEGATIVELY IMPACT THE LONG-TERM PROSPECTS OF THE FUND.
PLEASE DO NOT SEND BACK SABA'S GOLD PROXY CARD, even to withhold votes on Saba’s nominee, as this may cancel any prior vote for your Fund's nominees.  If you have already returned Saba’s gold proxy card, you can still support your Board and your Fund by returning the enclosed WHITE PROXY CARD.  Only your latest dated proxy card submission will count.
If you have any questions, please contact our proxy solicitor: